UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 1, 2008

    First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

    (864) 948-9001
(Registrant's telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2008, First National Bancshares, Inc. (“First National”) announced that the merger of First National and Carolina National Corporation (“Carolina National”) became effective in a cash and stock deal valued at approximately $54.1 million (the “Merger”).

The outstanding shares of Carolina National common stock, with respect to each shareholder of record of Carolina National common stock as of January 31, 2008, were converted into the right to receive:

(i) a number of shares of First National common stock equal to the product of 1.4678 times the number of shares of Carolina National common stock held by such holder of record;
(ii) an amount in cash equal to the product of $21.65 times the number of shares of Carolina National common stock held by such holder of record; or
(iii) a combination of shares of First National common stock and cash subject to an overall mix of 70% stock and 30% cash.

A copy of the news release announcing the completion of the Merger is attached as Exhibit (99.1) to this report and is incorporated by reference into this Item 2.01. The joint proxy statement/prospectus, dated November 7, 2007, was mailed to Carolina National and First National shareholders on or around November 9, 2007. This joint proxy statement/prospectus sets forth additional information with respect to the Merger.

Based on the number of shares of Carolina National common stock outstanding as of the date of the Merger, pursuant to the terms of the Agreement and Plan of Merger, dated August 26, 2007 (the “Merger Agreement”), Carolina National shareholders will receive aggregate consideration of 2,664,227 shares of First National common stock and approximately $16.8 million, with fractional shares paid in cash.

The total consideration of approximately $54.1 million is based on the Final Buyer Stock Price of $12.85 per share as defined in Section 9.1(g) of the Merger Agreement and includes the cash-out or conversion value of Carolina National’s stock warrants and options, respectively.

The stock portion of the deal represents 70% of the 2,593,023 shares of Carolina National common stock that were outstanding as of the close of business on January 31, 2008, times the conversion ratio in the Merger Agreement of 1.4678. The $16.8 million in cash and the 2.7 million new shares of First National common stock will be distributed to Carolina National shareholders once the cash and stock elections made by Carolina National shareholders are tabulated. The deadline for election forms to be returned is February 29, 2008.

Shareholders or brokers with questions about the election process should contact First National at 1-877-948-9001 during normal business hours.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit
Number	Description

99.1	Press Release of First National Bank of the South dated February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name Kitty B. Payne Title: EVP & Chief Financial Officer

Dated: February 1, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First National Bank of the South dated February 1, 2008.